UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 16, 2008
INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33462 (Commission File Number)	04-3523891 (IRS Employer Identification No.)
9 Oak Park Drive
Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (781) 457-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On June 16, 2008, Insulet Corporation (the “Company”) completed its previously announced offering of $75,000,000 aggregate principal amount of its 5.375% Convertible Senior Notes due 2013 (the “original notes”) in a private placement to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). On June 16, 2008, the initial purchasers in the offering, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchasers”), exercised their option to purchase an additional $10,000,000 aggregate principal amount of the Company’s 5.375% Convertible Senior Notes due 2013 (the “additional notes” and, together with the original notes, the “notes”). On June 19, 2008, the Company completed the sale of the additional notes to the Initial Purchasers. The notes have not been registered under the Securities Act or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws.
The notes were issued pursuant to an indenture, dated as of June 16, 2008 (the “Indenture”), between the Company and Wells Fargo Bank, N.A., as trustee. The notes will bear interest at the rate of 5.375% per year, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2008. The notes will mature on June 15, 2013 unless previously repurchased by the Company or converted in accordance with their terms prior to such date. The notes will not be redeemable at the Company’s option prior to the stated maturity date. If a fundamental change, as described in the Indenture, occurs at any time prior to maturity, holders of the notes may require the Company to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, including any additional interest, to, but excluding, the date of repurchase.
Holders of the notes may convert their notes at their option prior to the close of business on the business day immediately preceding the stated maturity date at any time beginning on March 15, 2013 and, subject to compliance with procedures described in the Indenture, also under any of the following circumstances:
•	during any fiscal quarter after the fiscal quarter ending September 30, 2008 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock for each of at least 20 trading days during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is equal to or greater than 120% of the conversion price of the notes on the last day of such preceding fiscal quarter;

•	during the five business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of the notes for each trading day of such five consecutive trading-day period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate of the notes on each such day; or

•	during a specified period and upon the occurrence of specified corporate transactions, including the distribution to all or substantially all holders of the Company’s common stock of certain rights, options or warrants to purchase the Company’s common stock or certain assets, debt securities or rights to purchase the Company’s securities, as well as a fundamental change or a make-whole fundamental change, as described in the Indenture.
The notes have an initial conversion rate of 46.8467 shares of the Company’s common stock per $1,000 principal amount of the notes, representing an initial conversion price of approximately $21.35 per share of the Company’s common stock. If a make-whole fundamental change, as described in the Indenture, occurs and a holder elects to convert the notes in connection with such make-whole fundamental change, holders of the notes may be entitled to an increase in the conversion rate by a number of additional shares of the Company’s common stock as described in the Indenture. The conversion rate may also be adjusted under certain other circumstances, as described in the Indenture, including, but not limited to, the issuance of stock dividends and payment of cash dividends.
The notes will be convertible for cash up to their principal amount and shares of the Company’s common stock for the remainder of the conversion value in excess of the principal amount.

In connection with the sale of the notes, the Company entered into a registration rights agreement, dated June 16, 2008 (the “Registration Rights Agreement”), with the Initial Purchasers, pursuant to which the Company has agreed, in certain circumstances, if any of the notes or shares of common stock of the Company, if any, issued upon conversion of the notes constitute registrable securities under the Registration Rights Agreement (the “Registrable Securities”), to file and use commercially reasonable efforts to cause to become effective, a shelf registration statement with the Securities and Exchange Commission with respect to the resale of the Registrable Securities. The Company has also agreed to use commercially reasonable efforts to keep the shelf registration statement, if one is required to be filed, continuously effective, under the Securities Act, until the earliest of: (1) June 19, 2009; (2) the date by which all Registrable Securities have been sold pursuant to the shelf registration statement; and (3) such date as each of the Registrable Securities covered by the shelf registration statement ceases to be a Registrable Security. In addition, pursuant to the Registration Rights Agreement, the Company has agreed to use its commercially reasonably efforts to remove restrictive transfer legends from the notes and shares of common stock of the Company, if any, issuable upon conversion of the notes. If the Company fails to keep such required shelf registration statement effective or remove such restrictive transfer legends, as required under the Registration Rights Agreement, the Company will be obligated to pay additional interest on the notes. The description of the Indenture and the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the respective terms of each agreement, which are filed as Exhibit 4.1 and Exhibit 10.1 hereto, respectively.
The Initial Purchasers and their affiliates have in the past provided and may from time to time in the future provide commercial banking, financial advisory, investment banking and other services to the Company.
Wells Fargo Bank, N.A. may from time to time in the future provide trustee, registrar, exchange agent, conversion agent, paying agent and other services to the Company
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 16, 2008, the Company issued $75,000,000 aggregate principal amount of its 5.375% Convertible Senior Notes due 2013 in a private placement to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act. On June 16, 2008, the Initial Purchasers exercised their option to purchase an additional $10,000,000 aggregate principal amount of the Company’s 5.375% Convertible Senior Notes due 2013. On June 19, 2008, the Company issued such additional notes to the Initial Purchasers. The information set forth in Item 1.01, with respect to the terms and other conditions of the notes, is hereby incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 with respect to the notes and the conversion thereof for cash and shares of the Company’s common stock, if any, is hereby incorporated herein by reference. The notes and the shares of the Company’s common stock, if any, issuable in certain circumstances upon conversion of the notes have not been registered under the Securities Act. The Company offered and sold the notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 16, 2008, between Insulet Corporation and Wells Fargo Bank, N.A.

10.1	Registration Rights Agreement, dated as of June 16, 2008, among Insulet Corporation, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSULET CORPORATION
June 20, 2008	By:	/s/ Lars Boesgaard
Lars Boesgaard
Vice President of Finance